Exhibit 10.21
BEAZER HOMES USA, INC.
2014 LONG-TERM INCENTIVE PLAN
EMPLOYEE AWARD AGREEMENT FOR
RESTRICTED STOCK
THIS EMPLOYEE AWARD AGREEMENT FOR RESTRICTED STOCK (this “Agreement”) is made as of [_____________], 2014 by and between Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and [_____________], an individual resident of the State of Georgia (“Participant”).
WITNESSETH:
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company wishes to award to Participant [________] shares of Restricted Stock under the Company’s 2014 Long-Term Incentive Plan (the “Plan”).
NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree to the terms and conditions set forth below.
1.    AWARD OF RESTRICTED STOCK
(a)    Award; Effective Date. The Company hereby grants to Participant, effective as of [__________], 2014 (the “Restricted Stock Effective Date”), [________] restricted Shares (as defined in the Plan), subject to the terms of the Plan and subject to such further restrictions as are set forth below. Such restricted Shares are hereinafter referred to as “Restricted Stock.”
(b)    Vesting; Change in Control; Restrictions.
(i)    Subject in each case to the provisions of this Section 1, the Restricted Stock awarded hereunder shall vest as to one-third of the aggregate Shares (rounded to the nearest whole Share) on each of the first and second anniversaries of the Restricted Stock Effective Date and with respect to the remaining Shares on the third anniversary of the Restricted Stock Effective Date (each such date on which the Restricted Stock vests is hereinafter referred to as a “Vesting Date” and the third anniversary of the Restricted Stock Effective Date is hereinafter referred to as the “Final Vesting Date”), provided Participant has remained continuously employed with the Company and/or its affiliates from the Restricted Stock Effective Date until the applicable Vesting Date.

(ii)    Notwithstanding Section 1(b)(i), upon the occurrence of a Change in Control (as defined in the Plan) prior to the Final Vesting Date, provided Participant has remained continuously employed with the Company and/or its affiliates from the Restricted Stock Effective Date until the date of the Change in Control, the Committee shall have the authority to determine that the Restricted Stock: (A) will be continued by the Company (if the Company is the surviving entity); or (B) will be assumed by the surviving entity or its parent or subsidiary; or (C) will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the Restricted Stock. If (A), (B) or (C) above apply, the continued, assumed or substituted awards will provide (X) similar terms and conditions, including Vesting Dates, and preserve the same benefits as the Restricted Stock that is being continued or replaced, and (Y) that, in the event of Participant’s involuntary termination of employment by the Company without Cause (as defined in the Plan) or termination by the Participant for Good Reason (as defined in the Plan), in either case, prior to the Final Vesting Date and on, or within the two-year period following, the date of the Change in Control, the unvested Restricted Stock (or unvested substituted award) will fully vest and become immediately nonforfeitable. In the event that upon the occurrence of a Change in Control, the Committee determines that (A), (B) and (C) shall not apply, the Committee shall have the discretionary authority to determine the impact of the Change in Control on the outstanding unvested Restricted Stock as provided in Section 16 of the Plan.
(iii)    In the event Participant’s employment is terminated by the Company as a result of his/her Disability (as defined in the Plan) or by the Participant by reason of Retirement (as hereinafter defined), or Participant dies while an employee of the Company or any of its affiliates, prior to the Final Vesting Date, then the unvested Restricted Stock will vest with respect to such number of Shares (rounded to the nearest whole Share) equal to the product of (A) the total number of Shares of unvested Restricted Stock multiplied by (B) a fraction (not to exceed one), the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of the calendar month) elapsed from the Restricted Stock Effective Date until the date of such death, Disability or Retirement (not to exceed 36), and the denominator of which shall be 36, and remaining unvested Restricted Stock shall be forfeited and the Company shall have no further obligation to Participant with respect to such forfeited Restricted Stock.
For purposes of this Agreement, “Retirement” shall mean a voluntary termination of employment by Participant at age 65 or older with at least five (5) years of service with the Company and/or its affiliates. Participant may request approval for Retirement treatment if the Participant is between the ages of 62 and 65 with at least five (5) years of service with the Company and/or its affiliates at the time of any voluntary termination. At the sole discretion of the Committee, such requests can be approved or denied.
(iv)    Prior to a Vesting Date, the Restricted Stock shall not be voluntarily or involuntarily sold, assigned, transferred, pledged, alienated, hypothecated or encumbered by Participant, other than by will or the laws of descent and distribution.
(v)    Prior to the Vesting Dates, Participant shall have voting rights and receive dividends, if and when declared, on the Restricted Stock held by the Company on behalf of Participant.
(c)    Forfeiture of Restricted Stock. In the event Participant is terminated by the Company, whether with or without Cause, or Participant resigns from or otherwise terminates his/her employment with the Company or any of its affiliates (other than as a result of his/her (A) Disability, (B) death or (C) Retirement), prior to the Final Vesting Date, then the Restricted Stock which is held by Participant and not vested on the date of such termination shall be forfeited by Participant, and the Company shall have no further obligation to Participant with respect to such forfeited Restricted Stock; provided, that if Participant is terminated by the Company without Cause or Participant terminates employment for Good Reason, in either case, prior to the Final Vesting Date and on, or within the two-year period following, the date of a Change in Control, the provisions of Section 1(b)(ii) shall apply.
2.    ADJUSTMENT OF SHARES
If there shall be any Adjustment of Shares as provided for in Section 4.3 of the Plan, then appropriate adjustments in the outstanding unvested portion of the Restricted Stock shall be made by the Committee, the manner of such adjustments being made as provided for under the Plan.
3.    MISCELLANEOUS
(a)    The Plan. The award of Restricted Stock provided for herein is made pursuant to the Plan and is subject to the terms and conditions of the Plan. The terms of this Agreement shall be interpreted in accordance with the Plan and any capitalized term used in this Agreement but not defined herein shall have the meaning set forth in the Plan. The Plan is available for inspection during business hours at the principal offices of the Company (currently located at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328), and a copy of the Plan may be obtained by

Participant through a request in writing therefor directed to the Secretary of the Company. To the extent the terms of this Agreement are inconsistent with the Plan, the terms of the Plan shall control.
(b)    No Right to Employment. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its affiliates, nor will it interfere in any way with the right of the Company or any of its affiliates to terminate the employment of Participant at any time for any reason.
(c)    Taxes. Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan and the vesting of the Restricted Stock. Participant may elect to satisfy his/her federal and state income and employment tax withholding obligations upon the vesting of Restricted Stock, by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon the vesting of Restricted Stock having a Fair Market Value (as defined in the Plan) equal to the minimum amount of federal and state income and employment taxes required to be withheld, (ii) delivering to the Company Shares, other than the Shares issuable upon the vesting of Restricted Stock, with a Fair Market Value equal to such taxes, (iii) delivering to the Company cash, check (bank check, certified check or personal check), money order or wire transfer equal to such taxes upon the vesting of Restricted Stock, or (iv) any combination of Sections 3(c)(i) through (iii). Any election to have Shares withheld must be made on or before the date that the amount of tax to be withheld is determined. Participant may not make a Section 83(b) election with respect to the Restricted Stock awarded hereunder.
(d)    Recoupment of Incentive Compensation. This grant of Restricted Stock shall be subject to the terms of any policy of recoupment of compensation adopted by the Company as provided for in Section 15.3 of the Plan and Participant hereby agrees to the requirements of this Section 3(d).
(e)    Stock Certificates. The Restricted Stock awarded hereunder shall be held in a book entry account by the Company. Appropriate adjustments shall be made by the Company to the Restricted Stock awarded hereunder to reflect changes made by the Committee pursuant to those events described in Section 2 above. Upon vesting of the Restricted Stock awarded hereunder, the Shares shall continue to be held in a book entry account by the Company, unless Participant requests delivery of stock certificates representing such Shares, in which case a certificate or certificates representing such Shares shall be delivered to Participant, which certificate or certificates may contain such legends as the Company, in its sole discretion, deems necessary or advisable in connection with applicable securities laws. Such certificates shall be delivered as soon as administratively practicable, but no later than 30 days after any such request.
(f)    Waivers. No waiver at any time of any term or provision of this Agreement shall be construed as a waiver of any other term or provision of this Agreement and a waiver at any time of any term or provision of this Agreement shall not be construed as a waiver at any subsequent time of the same term or provision.
(g)    Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.
(h)    Counterparts. This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
(i)    Committee Determinations. The Committee shall have the discretionary authority to interpret, construe and administer the terms of this Agreement in accordance with the Plan.
(j)    Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this EMPLOYEE AWARD AGREEMENT FOR RESTRICTED STOCK covering the award of Restricted Stock effective as of [______________], 2014 and dated as of the date first written above.
BEAZER HOMES USA, INC.

By: ________________________________

PARTICIPANT

___________________________________
Name

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